SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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American Capital Agency Corp.
(Name of Registrant as Specified in its Charter)

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AMERICAN CAPITAL AGENCY CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2012

To the stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, May 1, 2012, at 10:00 a.m. Eastern Time, for the purposes set forth below.

1.	To elect the Board of Directors, with each director serving a one-year term and until his successor is elected and qualified;

2.	To approve an amendment to our Certificate of Incorporation to increase the total authorized number of shares of common stock from 300,000,000 to 600,000,000;

3.	To approve an amendment to our Certificate of Incorporation to increase the total authorized number of shares of preferred stock from 10,000,000 to 50,000,000;

4.	To ratify the selection of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2012; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 9, 2012, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the meeting. If you wish to vote shares held in your name or attend the Annual Meeting in person, please register in advance by emailing Investor Relations at IR@AGNC.com or by phone at (301) 968-9300. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

If you have received or requested a printed copy of the proxy materials from us by mail, you may vote by completing, signing and returning the enclosed proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. Internet and telephone voting procedures are described in the General Information section beginning on page 1 of the proxy statement and on the proxy card. For shares held through a benefit or compensation plan or a bank, broker or other nominee, you may vote by submitting voting instructions to your plan trustee, bank, broker or nominee. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel A. Flax
Executive Vice President and Secretary

March 21, 2012

Enclosures

i

AMERICAN CAPITAL AGENCY CORP.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of American Capital Agency Corp. (“AGNC,” “we” and “us”), for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 1, 2012, at 10:00 a.m. Eastern Time at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments to the meeting. This proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2011, are first being sent to our stockholders on or about March 21, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 1, 2012: This proxy statement and our annual report on Form 10-K are available on the internet at www.AGNC.com/2012proxymaterials. On this site, you will be able to access this proxy statement, our annual report on Form 10-K for the fiscal year ended December 31, 2011, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the seven director nominees, FOR the amendment to our Certificate of Incorporation to increase the total authorized number of shares of common stock from 300,000,000 to 600,000,000, FOR the amendment to our Certificate of Incorporation to increase the total authorized number of shares of preferred stock from 10,000,000 to 50,000,000, and FOR the ratification of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2012.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their judgment on such matters.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and American Capital AGNC Management, LLC (our “Manager”) may solicit proxies by telephone or facsimile. We have also engaged the services of Georgeson Shareholder Communications, Inc. for the purpose of assisting in the solicitation of proxies at a fee of approximately $12,500 plus certain other reimbursable expenses. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

The Board of Directors has fixed the close of business on March 9, 2012, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. On the record date, there were 228,842,970 shares of our common stock outstanding. Only stockholders of record on the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority of shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on the proposal relating to the election of directors or the amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized number of shares of preferred stock. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.

You may vote your shares of AGNC stock by any of the following methods:

By Telephone or the Internet — Stockholders can vote their shares via telephone or the internet as instructed in the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail — A stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For stockholders that hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.

Our principal executive offices are located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, stockholders elect each of the members of the Board of Directors annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with our Bylaws, to stand for re-election at the Annual Meeting and to hold office until our annual meeting to be held in 2013. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our directors, each of whom is up for re-election, possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Compensation and Corporate Governance Committee pursuant to the guidelines described below under “Compensation and Corporate Governance Committee” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Messrs. Wilkus and Flax and Dr. Puryear are affiliates of our Manager. Other than Messrs. Wilkus and Flax and Dr. Puryear, each of the nominees is independent as defined in The NASDAQ Global Select Market’s marketplace rules (the “NASDAQ rules”).

The information set forth below is as of March 9, 2012, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is American Capital Agency Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

NOMINEES FOR DIRECTOR

Name and Year First Elected as a Director	Age	Qualifications and Experience
Malon Wilkus (2008)	60	Mr. Wilkus is our Chair and Chief Executive Officer and the Chief Executive Officer of American Capital AGNC Management, LLC, our Manager. Mr. Wilkus founded American Capital, Ltd. (“American Capital”), the indirect majority owner of our Manager, in 1986 and has served as its Chief Executive Officer and Chairman of the Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He also served as President of American Capital from 2001 to 2008 and from 1986 to 1999. Mr. Wilkus has also been the Chairman of European Capital Limited, a European private equity and mezzanine fund, since its formation in 2005. In addition, Mr. Wilkus is the Chief Executive Officer and President of American Capital, LLC, the asset fund management portfolio company of American Capital and the majority owner of the parent company of our Manager. Mr. Wilkus has also served as the Chair and Chief Executive Officer of American Capital Mortgage Investment Corp. since March 2011 and as the Chief Executive Officer of its manager, American Capital MTGE Management, LLC, since April 2011. He has also served on the board of directors of over a dozen middle-market companies in various industries.

Name and Year First Elected as a Director	Age	Qualifications and Experience
		Mr. Wilkus’ extensive board and senior executive experience investing in and managing private and public investment vehicles, and his financial expertise and deep knowledge of our business as our Chief Executive Officer strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Samuel A. Flax (2011)	55

Mr. Flax is our Executive Vice President and Secretary and Executive Vice President, Chief Compliance Officer and Secretary of our Manager. Mr. Flax has also served as Executive Vice President and Secretary of American Capital Mortgage Investment Corp. since March 2011 and Executive Vice President, Chief Compliance Officer and Secretary of its manager, American Capital MTGE Management, LLC since July 2011, February 2012 and April 2011, respectively. In addition, he is Executive Vice President, Chief Compliance Officer and Secretary of American Capital, LLC, the asset fund management portfolio company of American Capital. Mr. Flax has also served as the Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of American Capital since January 2005. Mr. Flax was a partner in the corporate and securities practice group of the Washington, D.C. law firm of Arnold & Porter LLP from 1990 to January 2005. At Arnold & Porter LLP, he represented American Capital in raising debt and equity capital, advised the company on corporate, securities and other legal matters and represented the company in many of its investment transactions.

Mr. Flax’s extensive senior executive and legal experience and his deep knowledge of our business as our Executive Vice President and Secretary strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Alvin N. Puryear (2008)	74	Dr. Puryear is Professor Emeritus of Management and Entrepreneurship at Baruch College of the City University of New York where he was the initial recipient of the Lawrence N. Field Professorship in Entrepreneurship. Dr. Puryear is also a management consultant, who advises existing and new businesses with high-growth potential. Prior to his appointment at Baruch College, Dr. Puryear was on the faculty of the graduate school of business administration at Rutgers University. During leaves-of-absence from Baruch, he served as a Vice President at the Ford Foundation and First Deputy Comptroller for the City of New York. Before joining the academic community, he held executive positions in finance and information technology with the Mobil Corporation and Allied Chemical Corporation, respectively. He is also a member of the Boards of Directors of American Capital, Ltd. and American Capital Mortgage Investment Corp. In the past five years, Dr. Puryear also served as a director of North Fork Bancorporation, North Fork Bank and the Bank of Tokyo-Mitsubishi UFG Trust Company.

Name and Year First Elected as a Director	Age	Qualifications and Experience
		Dr. Puryear’s extensive academic and board service and his experiences in finance, corporate governance and executive compensation matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Robert M. Couch* (2011)	54

Mr. Couch is Counsel to Bradley Arant Boult Cummings LLP, a law firm based in Birmingham, Alabama. Mr. Couch is also Chairman of ARK Real Estate Strategies, LLC. ARK helps banks and financial institutions evaluate, manage and market foreclosed residential real estate. ARK is also the manager of the ARK Real Estate Opportunity Fund I, LLC, an investment fund focused on distressed residential real estate. Mr. Couch is a member of the Board of Directors of Prospect Holding Company, LLC, the parent company of Prospect Mortgage of Sherman Oaks, California. In December 2011, Mr. Couch was also appointed to the Bipartisan Policy Center Housing Commission. From June 2007 to November 2008, Mr. Couch served as General Counsel of the United States Department of Housing and Urban Development, or HUD. From December 2006 until June 2007, Mr. Couch served as Acting General Counsel of HUD. Mr. Couch began his service at HUD as President of Ginnie Mae from June 2006 until June 2007. Prior to his government service, Mr. Couch served as President and Chief Executive Officer of New South Federal Savings Bank. He holds a Juris Doctor degree from Washington and Lee University. Mr. Couch also serves on the board of directors of American Capital Mortgage Investment Corp.

Mr. Couch’s extensive senior executive and board experience, including in real estate and government, strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Morris A. Davis* (2008)	40

Dr. Davis is an Associate Professor in the Department of Real Estate and Urban Land Economics at the University of Wisconsin-Madison, School of Business. He has worked in the department since September 2006. He is currently on the Academic Advisory Council of the Federal Reserve Bank of Chicago and served in 2007 as a Research Associate at the Federal Reserve Bank of Cleveland. From July 2002 to August 2006, Dr. Davis was an economist at the Federal Reserve Board working in the Flow of Funds Section. From October 2001 to July 2002, he was Director of Yield Optimization at Return Buy, Inc. and from August 1998 to October 2001, Dr. Davis was an economist at the Macroeconomics and Quantitative Studies Section of the Federal Reserve Board. Dr. Davis is widely published on issues related to the U.S. housing markets and a frequent lecturer. He holds a Ph.D. in Economics from the University of Pennsylvania. Dr. Davis also serves on the board of directors of American Capital Mortgage Investment Corp.

Dr. Davis’s expertise in economics and finance matters strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Name and Year First Elected as a Director	Age	Qualifications and Experience
Randy E. Dobbs* (2008)	61

Mr. Dobbs has been a self-employed business consultant and business speaker since the end of 2010. Prior to that, he was a Senior Operating Executive at Welsh, Carson, Anderson & Stowe (“Welsh Carson”), a private equity firm. At Welsh Carson,
Mr. Dobbs was responsible for portfolio company operational oversight, business acquisitions and equity opportunity development. From February 2005 to October 2008, he was the Chief Executive Officer of US Investigations Services, Inc. and its subsidiaries (“USIS”). USIS provides business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. From April 2003 to February 2005, Mr. Dobbs was President and Chief Executive Officer of Philips Medical Systems, North America, a manufacturer of systems for imaging, radiation oncology and patient monitoring, as well as information management and resuscitation products. Prior to April 2003, Mr. Dobbs spent 27 years with General Electric Company where he held various senior level positions, including President and Chief Executive Officer of GE Capital, IT Solutions. Mr. Dobbs also serves on the board of directors of American Capital Mortgage Investment Corp. and the board of directors of various private equity companies and previously served on the board of directors of Savvis, Inc. (NASDAQ: SVVS) from November 2010 to August 2011.

Mr. Dobbs’s extensive senior executive experience managing a wide variety of businesses strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Larry K. Harvey* (2008)	47	Mr. Harvey has been Executive Vice President and Chief Financial Officer of Host Hotels & Resorts, Inc. (“Host”) since November 2007. He also served as Treasurer of Host from September 2007 to February 2010. Host is a lodging REIT (NYSE: HST). From February 2006 to November 2007, he served as Senior Vice President, Chief Accounting Officer of Host and from February 2003 to February 2006, he served as Host’s Senior Vice President and Corporate Controller. Prior to rejoining Host in February 2003, he served as Chief Financial Officer of Barceló Crestline Corporation, formerly Crestline Capital Corporation. Prior to that, Mr. Harvey was Host’s Vice President of Corporate Accounting, before the spin-off of Crestline in 1998. Mr. Harvey also serves on the board of directors of American Capital Mortgage Investment Corp. Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).

		Mr. Harvey’s public company accounting, finance and risk management expertise, including his extensive experience as a senior executive of a REIT responsible for the preparation of financial statements, strengthens our Board’s collective qualifications, skills, experience and viewpoints.

*	Indicates that such director is considered an “independent director” under the NASDAQ rules, as determined by our Board of Directors.

Director Resignation Policy

Our Bylaws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected, even if the director has not received a vote sufficient for re-election. Thus, a company could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board of Directors if the director is nominated but not re-elected. The policy also requires the Compensation and Corporate Governance Committee to make a recommendation to the full Board of Directors on whether to accept or reject the resignation, and the full Board of Directors to make that determination. The Board of Directors will publicly disclose its decision within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation and Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Compensation and Corporate Governance Committee does not receive a vote sufficient for re-election, then the independent directors who did not fail to receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only directors who did not fail to receive a sufficient vote for re-election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a majority of the votes cast at the Annual Meeting. A “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of seven directors at the Annual Meeting, it will mean that each of the seven candidates will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Our Board of Directors has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business. The governance practices are memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with our Certificate of Incorporation, Bylaws and committee charters, form the framework for our governance. All of these documents are available in the Investor Relations section of our website at www.AGNC.com.

Board Leadership Structure

Our Board is currently comprised of four independent directors and three affiliated directors, Messrs. Wilkus and Flax and Dr. Puryear. Mr. Wilkus has served as our Chair and Chief Executive Officer since our incorporation in January 2008. We believe that combining the positions of Chair and Chief Executive Officer is the best corporate governance leadership structure for us at this time because it permits clear accountability, effective decision-making and alignment on corporate strategy.

Although we believe that it is more effective for us to combine the positions of Chair and Chief Executive Officer, we recognize the importance of strong independent leadership on the Board. We believe that our Board’s independent oversight continues to be substantial. Our Board of Directors has determined that all of the current directors, except Messrs. Wilkus and Flax and Dr. Puryear, are “independent” as defined in the NASDAQ rules. In addition, each of our Board’s Audit Committee and Compensation and Corporate Governance Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties. Further, it is our Board’s policy, as a matter of good corporate governance, to have a majority of our independent directors elect a “lead independent director” to preside over regular meetings of the independent directors, without management or employee directors present, to facilitate the Board’s effective independent oversight of management.

Meetings of Independent Directors.    Members of the Board of Directors who are “independent” as defined in Rule 5605(a)(2) of the NASDAQ rules have decided to hold meetings periodically without persons who are members of management present. These directors periodically designate an independent director to serve as the “lead independent director” and preside at these meetings. Presently, our independent directors meet during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the lead independent director or another independent director. The designation of a lead independent director is generally for a one-year term or until his successor is elected, and a lead independent director may not succeed himself in that position. If the lead independent director is unavailable for a meeting, his immediate predecessor will serve as lead independent director for such meeting. Dr. Davis is our current lead independent director.

The Board of Directors holds regular quarterly meetings and meets on other occasions as necessary. Certain directors also serve on the Board of Directors’ principal standing committees. Such committees, their primary functions and memberships are described below.

Audit Committee

This committee assists the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees. The Audit Committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on May 12, 2008 and amended on July 26, 2011, and is available in the Investor Relations section of our web site at www.AGNC.com. The committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management. The Audit Committee is currently composed of Dr. Davis and Messrs. Couch, Dobbs and Harvey. Mr. Harvey serves as Chair. Each member of this committee is independent, as defined in Rule 5605(a)(2) of the NASDAQ rules. The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Compensation and Corporate Governance Committee

The committee’s principal functions are to:

•	evaluate the performance of and compensation paid by us, if any, to our executive officers;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under the management agreement with our Manager (which is described under “Certain Transactions with Related Persons”);

•	decide whether to renew or terminate the management agreement with our Manager;

•	administer our equity incentive plan; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The committee also serves as the Board of Director’s standing nominating committee and as such performs the following functions:

•

identifying, recruiting and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving general operation of the Board of Directors and our corporate governance;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors; and

•	annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board of Directors.

Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Candidates proposed by stockholders will be evaluated by the Compensation and Corporate Governance Committee under the same criteria that are applied to other candidates.

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender and age. Although the committee does not have formal objective criteria for determining the amount of diversity needed on the Board of Directors, it is one of the factors the committee considers in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

The committee’s purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board of Directors on May 12, 2008 and amended on July 26, 2011, and is available in the Investor Relations section of our web site at www.AGNC.com. The members of this committee are Dr. Davis and Messrs. Couch, Dobbs and Harvey. Mr. Dobbs serves as Chair. Each member of this committee is independent, as defined in Rule 5605(a)(2) of the NASDAQ rules.

Meetings

Under our Bylaws and Delaware law, the Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors held eight meetings during 2011. As noted above, the independent directors also met separately in executive sessions to discuss various matters, including the performance of the company and our Manager. The Audit Committee generally meets every quarter to review our financial performance, in addition to its other responsibilities as set forth above. During 2011, the Audit Committee held five meetings. During the Audit Committee’s regular quarterly meetings, the committee members also met in executive sessions with our independent external auditors. Our Compensation and Corporate Governance Committee held four meetings during 2011, two of which were held to evaluate and review our Manager’s performance, compensation and the terms of the management agreement with our Manager. Each of our directors attended all of the meetings of the Board of Directors and the committees on which he served. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. Each of our directors attended the 2011 Annual Meeting either in person or by telephonic conference call.

Risk Oversight

One of the roles of our Board of Directors is being responsible for the general oversight of the company, including the performance of our officers, our Manager and the company’s risk management processes, to assure that the long-term interests of our shareholders are being served. In performing its risk oversight function, the Board and its standing committees regularly review material strategic, operational, financial, compensation and compliance risks with senior management. The Board has delegated certain risk management oversight responsibility to its Board committees. Our Audit Committee assists the Board in fulfilling its oversight responsibilities for our accounting and financial reporting processes and the audits of our financial statements, as detailed above.

The Audit Committee also is responsible for reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our policies and practices with respect to risk assessment and risk management. The Audit Committee receives regular reports from management on the status of our internal controls and ensures that appropriate steps are being taken to mitigate any risk.

The Compensation and Corporate Governance Committee of our Board also considers and addresses risk as it relates to compensation and benefit decisions, including through its review of our manger’s performance, compensation and the management agreement with our Manager, as well as corporate governance and litigation matters during the performance of its specific committee responsibilities. The Compensation and Corporate Governance Committee and the Audit Committee routinely report their findings to the full Board at the next regularly scheduled Board meeting following their committee meetings and when appropriate.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Corporate Governance Committee during fiscal year 2011 served as an officer, former officer or employee of ours or had a relationship disclosable under “Certain Transactions with Related Persons.” Further, during 2011, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

DIRECTOR COMPENSATION

We were organized in Delaware on January 7, 2008, and commenced operations on May 20, 2008, when our initial public offering (“IPO”) of ten million shares of common stock was completed. Mr. Wilkus and Dr. Puryear were appointed to the Board of Directors on January 9, 2008, and independent directors Dr. Davis and Messrs. Dobbs and Harvey were appointed to the Board of Directors on May 12, 2008 in connection with our IPO. Messrs. Couch and Flax were appointed to the Board of Directors on July 26, 2011. Mr. Couch, an independent director, was also appointed to the Audit Committee and Compensation and Corporate Governance Committee on February 6, 2012. Each independent director was paid a retainer for service on the Board of Directors during 2011 at an annual rate of $40,000 payable quarterly in advance, which amount was prorated for Mr. Couch. In addition, the chair of our Audit Committee was paid a retainer at an annual rate of $15,000 and the chair of our Compensation and Corporate Governance Committee was paid an annual retainer of $5,000, each payable quarterly in advance. During 2011, the independent directors also received a fee of $1,500 per meeting for attending Board or committee meetings and certain other Board-related functions approved by the Chair of our Board of Directors. Independent directors are reimbursed for travel expenses incurred in connection with such Board and committee meetings and Board-related functions. Directors who are also employees or directors of American Capital or any of its affiliates, including our Manager, do not receive any compensation from us for service as a member of the Board of Directors. American Capital, however, does have a policy to pay its non-employee directors fees for serving on the board of directors of its portfolio companies or its funds under management (such as AGNC) and under this policy, Dr. Puryear received $59,500 from American Capital for his service on our Board of Directors during 2011, in lieu of any payment by us.

On February 7, 2011, each of Dr. Davis and Messrs. Dobbs and Harvey received 3,000 shares of restricted common stock, and on July 26, 2011, Mr. Couch received 3,000 shares of restricted common stock, all of which vest ratably over a three-year period, subject to their continued service on our Board of Directors, under the American Capital Agency Corp. Equity Incentive Plan for Independent Directors described below.

The following table sets forth the compensation received by each independent director during 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert M. Couch	29,000	86,940	—	—	—	—	115,940
Morris A. Davis	67,000	87,210	—	—	—	—	154,210
Randy E. Dobbs	72,000	87,210	—	—	—	—	159,210
Larry K. Harvey	88,000	87,210	—	—	—	—	175,210

(1)

For amounts under the column “Stock Awards,” we disclose the fair value associated with the restricted stock award granted to each director in 2011, measured in dollars and calculated in accordance with

Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by SEC regulations. The ASC 718 fair value per share of such restricted stock is the closing price on the date of grant, which was $29.07 per share for those shares of restricted stock granted to Dr. Davis and Messrs. Dobbs and Harvey on February 7, 2011 and $28.98 per share for those shares of restricted stock granted to Mr. Couch on July 26, 2011. On December 31, 2011, each of Dr. Davis and Messrs. Dobbs and Harvey had an aggregate 4,500 shares of unvested restricted stock outstanding, and Mr. Couch had 3,000 shares of unvested restricted stock outstanding.

Equity Incentive Plan

We have established the American Capital Agency Corp. Equity Incentive Plan for Independent Directors (the “director equity incentive plan”). This plan provides for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our independent directors.

Our director equity incentive plan is administered by our Board of Directors, which may delegate its authority to the Compensation and Corporate Governance Committee of our Board of Directors (the “plan administrator”). The plan administrator has the authority to make awards to eligible independent directors and to determine what form the awards will take and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under our equity incentive plan without first obtaining the consent of our stockholders.

If any shares subject to an award granted under our director equity incentive plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under our director equity incentive plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under our director equity incentive plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under our director equity incentive plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option granted under our director equity incentive plan has a term of no longer than 10 years, and has an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The plan administrator determines the terms and conditions of each grant of restricted stock or restricted stock units under our director equity incentive plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. The holders of awards of restricted stock or restricted stock units may be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which in either case may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Outstanding awards under the American Capital Agency Corp. Equity Incentive Plan for Independent Directors will become fully vested, exercisable and/or payable if we undergo a change of control or upon termination of the independent director’s service as a director, including termination due to the independent director’s death or disability or pursuant to our director resignation policy, but excluding termination of service pursuant to a removal for cause.

The director equity incentive plan automatically expires on May 12, 2018, the tenth anniversary of the date on which it was adopted by our Board of Directors. Our Board of Directors may terminate, amend, modify or suspend our director equity incentive plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under our director equity incentive plan at any time. No amendment or termination of our director equity incentive plan, or any outstanding award, may adversely affect any of the rights of an award holder without the holder’s consent.

PROPOSAL 2

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

General Information

Our authorized capital stock consists of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.01 par value per share. On February 6, 2012, the Board of Directors approved, and recommends that the stockholders adopt, an amendment to Article IV of our Certificate of Incorporation that would increase the authorized number of shares of our common stock from 300,000,000 to 600,000,000. If approved, Section 4.1 of the Certificate of Incorporation would read in its entirety as follows:

“Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 610,000,0001 shares. The authorized stock is divided into 10,000,0002 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 600,000,000 shares of common stock, with the par value of $0.01 each (the “Common Stock”). The Board of Directors of the Corporation (the “Board of Directors”) may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock from time to time, in one or more classes or series, of stock.”

Assuming approval of this Proposal to amend our Certificate of Incorporation, the aggregate number of shares of common stock that we will have the authority to issue, at our discretion, is 600,000,000. As of March 13, 2012, 299,992,970 shares of common stock were outstanding.

Background and Reasons

The Board of Directors believes that the increased authorized number of shares of common stock contemplated by the proposed amendment to our Certificate of Incorporation is desirable to make additional unreserved shares of common stock available for issuance or reservation without further stockholder authorization, except as may be required by law or by the rules of The NASDAQ Global Select Market, and to reserve additional shares of common stock for issuance under our director equity incentive plan if necessary. We

[1]	The Corporation will have the authority to issue a total of 650,000,000 shares of capital stock if Proposal 3 below is also approved.
[2]	The Corporation will have the authority to issue up to 50,000,000 shares of preferred stock if Proposal 3 below is also approved.

have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended. As such, we are required to distribute annually 90% of our taxable net income and thus, are not able to retain enough capital for growth. Therefore, in order to pursue new investment opportunities, we need the ability to raise capital by issuing additional shares of common stock. We believe that our historical track record of identifying attractive investment opportunities in addition to accretive equity offerings have been instrumental to our strong financial performance. Furthermore, we believe that the significant changes occurring in the housing finance market and regulatory reform will lead to attractive investment opportunities in the near future. Finally, the Board of Directors also believes that having such additional shares authorized and available for issuance or reservation will give us greater flexibility with respect to general corporate purposes and in considering potential future actions involving the issuance of stock, including, without limitation, raising capital, stock dividends or splits and providing equity incentives to our independent directors.

Potential Effect

Authorizing us to issue more shares of common stock than currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of our stockholders. Our common stock does not have cumulative voting rights or preemptive rights for the purchase of additional shares of any class of capital stock. The additional shares of common stock for which authorization is sought are identical to the shares of our common stock now authorized. However, the issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing stockholders and may adversely affect the market price for our common stock. On the other hand, if we do not receive stockholder approval on this Proposal 2, we will be hindered in our ability to raise capital to pursue new investment opportunities that could be beneficial to us and our stockholders, or in certain circumstances from raising capital to reduce leverage, if market conditions warrant. This reduced flexibility would also put us at a competitive disadvantage to our peers. From the date of the proxy statement until the date of our Annual Meeting, we may offer to the public shares of our authorized but unissued common stock in one or more public offerings, including through underwriters, our two registered at-the-market offering programs or through our registered Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending the amendment to the Certificate of Incorporation to increase the total authorized number of shares of our common stock from 300,000,000 to 600,000,000.

The approval of the amendment to the Certificate of Incorporation requires the affirmative vote by the holders of a majority of all shares of our common stock entitled to vote generally in the election of directors at the Annual Meeting. Abstentions have the same effect as voting against the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously approved the amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 300,000,000 to 600,000,000.

PROPOSAL 3

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK

General Information

Our authorized capital stock consists of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.01 par value per share. On February 6, 2012, the Board of Directors approved, and recommends that the stockholders adopt, an amendment to Article IV of our Certificate of Incorporation that would increase the authorized number of shares of our preferred stock from 10,000,000 to 50,000,000. If approved, Section 4.1 of the Certificate of Incorporation would read in its entirety as follows:

“Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 350,000,0001 shares. The authorized stock is divided into 50,000,000 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 300,000,0002 shares of common stock, with the par value of $0.01 each (the “Common Stock”). The Board of Directors of the Corporation (the “Board of Directors”) may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock from time to time, in one or more classes or series, of stock.”

Assuming approval of this Proposal to amend our Certificate of Incorporation, the aggregate number of shares of preferred stock that we will have the authority to issue, at our discretion, is 50,000,000. As of March 13, 2012, there were no shares of preferred stock outstanding.

Background and Reasons

The Board of Directors believes that the increased authorized number of shares of preferred stock contemplated by the proposed amendment to our Certificate of Incorporation is desirable to make additional unreserved shares of preferred stock available for issuance or reservation without further stockholder authorization, except as may be required by law or by the rules of The NASDAQ Global Select Market, to provide additional capital for growth and investment opportunities and to help create a more optimal capital structure. As noted above, we have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended. As such, we are required to distribute annually 90% of our taxable net income and thus, are not able to retain enough capital for growth. We believe that our historical track record of identifying attractive investment opportunities has been instrumental to our strong financial performance. Furthermore, we believe that the significant changes occurring in the housing finance market and regulatory reform will lead to attractive investment opportunities in the near future. Therefore, in order to pursue new investment opportunities, we need the ability to raise various forms of capital when market conditions permit. Shares of preferred stock are one such type of capital. Preferred stock may be issued with any combination of certain features or rights, including the right to convert into common stock and the right to dividends, which may be lower than the dividend on our shares of common stock at times. In addition, while shares of preferred stock often pay a fixed return like a bond, unlike a bond they may be perpetual in nature, or have stated maturities that can exceed those of bonds. Thus, preferred stock may offer us a more flexible financing option. Many of our peers have been able to complete offerings of preferred stock in recent years, and we believe that we would be at a competitive disadvantage if we are unable to raise similar forms of capital.

While we currently have not issued any preferred stock, we are proposing an increase in the number of our authorized shares of preferred stock to enable us to optimize our capital structure over the long term, consistent with that typical of other REITs. Over the last few years, as we have identified new investment opportunities, we

[1]	The Corporation will have the authority to issue a total of 650,000,000 shares of capital stock if Proposal 2 above is also approved.
[2]	The Corporation will have the authority to issue up to 600,000,000 shares of common stock if Proposal 2 above is also approved.

have increased our authorized shares of common stock but our preferred stock authorization level has remained constant. Since shares of preferred stock are customarily issued at a fixed price (e.g., $25.00 per share), similar to how bonds are issued, the effective amount of capital that we can raise from such a financing is limited based on the number of our authorized shares of preferred stock. Thus, given our current preferred stock authorization level, we believe that we will not be able to raise a sufficient amount of capital from a preferred stock issuance relative to our overall capitalization unless we are able to increase our authorized preferred stock.

Potential Effect

Generally, shares of preferred stock are senior to common stock within a company’s capital structure and offer a priority claim on the company’s cash flow. Preferred stock typically pays a stated dividend, but has less appreciation potential and tends to offer a lower total return as compared to common stock. However, authorizing us to issue more shares of preferred stock than currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of our stockholders. Our Board of Directors will determine the terms of any shares of preferred stock to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. The additional shares of preferred stock for which authorization is sought are identical to the shares of our preferred stock now authorized. The issuance of shares of preferred stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing stockholders and may adversely affect the market price for our common stock. On the other hand, if we do not receive stockholder approval on this Proposal 3, we may be hindered in our ability to raise capital to pursue new investment opportunities that could be beneficial to us and our stockholders. This reduced flexibility would also put us at a competitive disadvantage to our peers, many of whom have been able to complete offerings of preferred stock.

The issuance of shares of preferred stock could enable the Board to discourage an attempt to obtain control of us by diluting the interest of a bidder for us. Also, shares of preferred stock could be issued to render more difficult a merger or similar transaction. The Board of Directors, however, intends to authorize the issuance of shares of preferred stock only for capital raising purposes and not as an anti-takeover mechanism.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending the amendment to the Certificate of Incorporation to increase the total authorized number of shares of our preferred stock from 10,000,000 to 50,000,000.

The approval of the amendment to the Certificate of Incorporation requires the affirmative vote by the holders of a majority of all shares of our common stock entitled to vote generally in the election of directors at the Annual Meeting. This proposal is considered a “non-routine” proposal and as such, brokers will not have discretionary authority to vote on this proposal if you hold your shares in street name and do not provide voting instructions to your broker. Abstentions and broker non-votes have the same effect as voting against the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously approved the amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL AUTHORIZED NUMBER OF SHARES OF OUR PREFERRED STOCK FROM 10,000,000 to 50,000,000.

PROPOSAL 4:

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

Ernst & Young LLP has served as our independent public accountant since our IPO and, at a meeting on February 21, 2012, the Audit Committee approved the appointment of Ernst & Young LLP to audit our financial statements for 2012. This selection is subject to ratification or rejection by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Fee Information

Ernst & Young LLP performed various audit and other services for us during 2011. Fees for professional services provided by Ernst & Young LLP in 2011 and 2010 in each of the following categories are:

	2011	2010
Audit Fees	$1,060,000	$833,500
Audit-Related Fees	—	—
Tax Fees	32,500	32,500
All Other Fees	—	—

Total Fees	$1,092,500	$866,500

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our financial statements, audit of internal control over financial reporting, review of our quarterly financial statements and for comfort letters and consents related to stock issuances.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2011 in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent public accountant. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent public accountant, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its Chair to pre-approve the engagement and related fees of the independent public accountant for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent public accountant during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the annual audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2012.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of the four independent directors, Dr. Davis and Messrs. Couch, Dobbs and Harvey. Dr. Davis and Messrs. Dobbs and Harvey served on the Audit Committee during 2011. Mr. Couch was appointed to the Board of Directors on July 26, 2011 and to the Audit Committee on February 6, 2012. Each of the directors is independent as defined in the NASDAQ rules. The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investor Relations section of our web site at www.AGNC.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2011.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from Ernst & Young LLP the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2011, be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission. The Audit Committee also recommends the selection of Ernst & Young LLP to serve as independent public accountants for the year ending December 31, 2012.

By the Audit Committee:
Larry K. Harvey, Chair
Robert M. Couch
Morris A. Davis
Randy E. Dobbs

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EXECUTIVE OFFICERS

The Board of Directors generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of March 9, 2012. The business address of each executive officer is American Capital Agency Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814.

Name	Age	Information about Executive Officers
Malon Wilkus	60	Mr. Wilkus has served as our Chair and Chief Executive Officer since our IPO and as Chief Executive Officer of our Manager since April 2011. He previously served as our President from January 2008 to April 2011. Further information about Mr. Wilkus may be found under “Nominees for Director” in this proxy statement.

John R. Erickson	52	Mr. Erickson has served as our Executive Vice President and Chief Financial Officer since our IPO and as Executive Vice President and Treasurer of our Manager since July 2011 and April 2011, respectively. Mr. Erickson has also served as the Executive Vice President and Chief Financial Officer of American Capital Mortgage Investment Corp. since March 2011 and as the Executive Vice President and Treasurer of its manager, American Capital MTGE Management, LLC, since
		July 2011 and April 2011, respectively. Mr. Erickson has served as the President, Structured Finance of American Capital since 2008 and as its Chief Financial Officer since 1998. He also held the position of Executive Vice President of American Capital from 2001 to 2008. From 1991 to 1998, Mr. Erickson was the Chief Financial Officer of Storage USA, Inc., a REIT formerly traded on the New York Stock Exchange (NYSE: SUS).

Samuel A. Flax	55	Mr. Flax has served as our Executive Vice President and Secretary since our IPO and as a member of our Board of Directors since July 2011. He has also served as the Executive Vice President and Secretary of our Manager since July 2011 and
		April 2011, respectively. Further information about Mr. Flax may be found under “Nominees for Director” in this proxy statement.

Gary Kain	47	Mr. Kain has served as our President since April 2011 and as our Chief Investment Officer since January 2009. He was previously a Senior Vice President from
January 2009 to April 2011. He has also served as President of our Manager since April 2011. Mr. Kain has also served as the President and Chief Investment Officer of American Capital Mortgage Investment Corp. since March 2011 and as the President of its manager, American Capital MTGE Management, LLC, since
April 2011. Mr. Kain served as a Senior Vice President and Managing Director of American Capital from January 2009 to July 2009, after which time he became an employee of the parent company of our Manager. While at American Capital,
		Mr. Kain headed American Capital’s RMBS investment team. Prior to joining American Capital, Mr. Kain served as Senior Vice President of Investments and Capital Markets of Federal Home Loan Mortgage Corporation (“Freddie Mac”) from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he served as head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to that, he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors.

Name	Age	Information about Executive Officers
Peter J. Federico	45	Mr. Federico has served as our Senior Vice President and Chief Risk Officer since June 2011 and as Senior Vice President and Chief Risk Officer of our Manager since July 2011. Mr. Federico has also served as Senior Vice President and Chief Risk Officer of American Capital Mortgage Investment Corp. and of its manager, American Capital MTGE Management, LLC, since May 2011. Mr. Federico joined the parent company of our Manager in May 2011. Prior to that, Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short and long-term debt issuance programs. Mr. Federico also served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management, since joining the company in 1988.

Christopher J. Kuehl	38	Christopher Kuehl has served as our Senior Vice President, Agency Portfolio Investments since March 2012 and as Senior Vice President of our Manager since April 2011. He has also served as Senior Vice President of American Capital Mortgage Management, LLC, the parent company of our Manager, since August 2010. Mr. Kuehl is also Senior Vice President, Agency Portfolio Investments of American Capital Mortgage Investment Corp. and Senior Vice President of its manager, American Capital MTGE Management, LLC. Prior to joining American Capital Mortgage Management, LLC, Mr. Kuehl served as Vice President of Mortgage Investments & Structuring of Freddie Mac. In this capacity, Mr. Kuehl was responsible for directing Freddie Mac’s purchases, sales and structuring activities for all MBS products, including fixed-rate mortgages, ARMs and CMOs. Prior to joining Freddie Mac in 2000, Mr. Kuehl was a Portfolio Manager with TeleBanc/Etrade Bank.

Executive Compensation

We did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards of any kind to them, during 2011, and we have no plans to do so for 2012. None of our executive officers received any options or stock directly from us prior to December 31, 2011, and we have no plans to do so for 2012. We do not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. We do not have any employment agreements with any persons and are not obligated to make any payments to any of our executive officers upon termination of employment or a change in control of us.

Compensation Discussion and Analysis

We have not paid, and we do not intend to pay, any cash or equity compensation to any of our officers and we do not currently intend to adopt any policies with respect thereto. We have engaged American Capital AGNC Management, LLC as our Manager pursuant to the terms of a management agreement, dated May 20, 2008, as amended. See “Certain Transactions with Related Persons” for a description of the terms of the management agreement, including the management fees payable to our Manager thereunder and our reimbursement obligations to our Manager. Under our management agreement, our Manager has agreed to provide us with a management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions.

REPORT OF THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, our compensation committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate Governance Committee:
Randy E. Dobbs, Chair
Robert M. Couch
Morris A. Davis
Larry K. Harvey

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 9, 2012 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
Beneficial Owners of more than 5%:
N/A	—		0%
Directors and Executive Officers:
Malon Wilkus	—	(2)	0%
John R. Erickson	—	(2)	0%
Samuel A. Flax	—	(2)	0%
Gary Kain	39,185		*
Peter J. Federico	—		0%
Christopher J. Kuehl	2,000		*
Robert M. Couch	8,000	(3)	*
Morris A. Davis	7,500	(4)	*
Randy E. Dobbs	24,000	(4)	*
Larry K. Harvey	10,500	(4)	*
Alvin N. Puryear	—	(2)	0%

Directors and Executive Officers as a group (11 persons)	91,185		*

*	Less than one percent.
(1)	The address of each of the executive officers and directors listed above is c/o American Capital Agency Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814.
(2)	Messrs. Wilkus, Erickson and Flax and Dr. Puryear are affiliated persons of American Capital, a business development company regulated under the Investment Company Act of 1940, as amended (the “1940 Act”), and are generally prohibited by the 1940 Act from investing in securities owned or being considered for purchase or sale by American Capital.
(3)	Includes 6,000 shares of unvested restricted common stock granted to this independent director as of March 9, 2012, pursuant to the American Capital Agency Corp. Equity Incentive Plan for Independent Directors.
(4)	Includes 6,500 shares of unvested restricted common stock granted to this independent director as of March 9, 2012, pursuant to the American Capital Agency Corp. Equity Incentive Plan for Independent Directors.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties with questions about AGNC are encouraged to contact the Investor Relations department at (301) 968-9300. Stockholders who wish to communicate with our Board of Directors or with a particular director may send a letter to our Secretary at American Capital Agency Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by AGNC that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board of Directors with respect to such matters. A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics and Conduct (the “Code of Ethics”), which is published in the Investor Relations section of our web site at www.AGNC.com.

Stockholder proposals must be made in accordance with the procedures set forth in our Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph. Nominations for the Board of Directors proposed may only be made in accordance with the procedures set forth in our Bylaws. The procedures set forth in our Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as the procedures set forth Rule 14a-8 for stockholders proposals are described in “Proposals of Stockholders” in this proxy statement.

CODE OF ETHICS AND CONDUCT

We have adopted the Code of Ethics, which requires our directors, employees (if any), executive officers (including our Chief Executive Officer and Chief Financial Officer), our Manager and its officers, the officers and employees of the parent company of our Manager and the employees of American Capital who provide services to our Manager or to us, to abide by high standards of business conduct and ethics. The Code of Ethics is available in the Investor Relations section of our web site at www.AGNC.com. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our Chief Executive Officer and Chief Financial Officer) on our web site. The Code of Ethics was adopted by the Board of Directors on May 12, 2008.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

American Capital is the indirect majority owner of our Manager. Simultaneously with the pricing of the IPO on May 14, 2008, we entered into a stock purchase agreement with American Capital pursuant to which it agreed to purchase $100 million of our common stock at the IPO price (or 5,000,000 shares) in a private placement, subject to and concurrently with the completion of the IPO. The agreement contained customary representations, covenants and conditions. In July 2009, through a public secondary offering, American Capital sold 2,500,000 shares of our common stock that it had purchased in the private placement and sold its remaining 2,500,100 shares of our common stock in a private placement under Rule 144 of the Securities Act of 1933 on November 11, 2010.

On May 20, 2008, we entered into a management agreement with American Capital Agency Management, LLC (n/k/a American Capital Mortgage Management, LLC), the parent company of our Manager. On July 29, 2011, the parent company of our Manager assigned the management agreement to our Manager pursuant to an assignment and amendment agreement. Pursuant to these agreements, our Manager manages our day-to-day operations. We pay our Manager a management fee equal to 1/12 of 1.25% of our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each as computed in accordance with accounting principles generally accepted in the United States. The management fee is payable monthly in arrears. Our Manager is entitled to receive this management fee regardless of the performance of our investments. In addition, we reimburse our Manager for any expenses it incurs which are directly related to our operations (excluding employment-related expenses of the officers and employees of American Capital and the parent company of our Manager who provide services to us pursuant to the administrative services agreement described below).

The initial term of the management agreement expired on May 20, 2011. The management agreement automatically renews for additional one-year terms thereafter unless it is terminated either by us for cause with 60 days prior written notice, or in connection with the expiration of the initial term or such renewal term, by us or our Manager without cause with 180 days prior written notice. Any nonrenewal by us must be approved by a majority of our independent directors. Additionally, if we decide to not renew the management agreement without cause, we must pay a termination fee on the last day of the applicable term, equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. In addition, we may not, without the consent of our Manager, employ any employee of the Manager or any of its affiliates, including American Capital, or any person who has been employed by our Manager or any of its affiliates at any time within the two year period immediately preceding the date on which the person commences employment with us for two years after such termination of the management agreement. As of the date of this proxy statement, no such termination notice has been given in connection with the expiration of the initial or subsequent term.

We rely on our Manager to administer our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. Because neither we nor our Manager have employees, our Manager has entered into an administrative services agreement with American Capital and the parent company of our Manager, pursuant to which our Manager has access to their employees, infrastructure, business relationships, management expertise, information technologies and capital raising capabilities, legal and compliance functions and accounting, treasury and investor relations capabilities, which allow our Manager to fulfill all of its responsibilities under the management agreement. However, we are not a party to, or a third party beneficiary under the administrative services agreement. In addition, neither the administrative services agreement nor the management agreement requires our Manager, the parent company of our Manager or American Capital to dedicate specific personnel to our operations nor requires any specific personnel of the parent company of our Manager or American Capital to dedicate a specific amount of time to our business. All of our officers are also officers of our Manager, the parent company of our Manager and/or American Capital.

We have not entered into any other transactions in which any other director or officer or stockholder of ours or our Manager has any material interest.

Related Person Transaction Policies

Our Board of Directors has adopted a policy providing that any investment transaction between American Capital or any of its affiliates and us or any of our subsidiaries requires the prior approval of a majority of our independent directors.

Our Board of Directors has also adopted a policy regarding the approval of any “related person transaction”, which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation and Corporate Governance Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself from any consideration of such related person transaction.

In addition, our Code of Ethics, which was reviewed and approved by our Board of Directors and provided to all our directors, officers, our Manager and the persons who provide services to us pursuant to the administrative services agreement, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our Secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our chief executive officer, chief financial officer, principal accounting officer, chief investment officer and certain other persons who may be designated by our Board of Directors or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our Secretary with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2011 all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of 10% or more of our common stock were timely satisfied, except for a Form 4 filed on July 29, 2011 reflecting the grant of 3,000 shares of restricted common stock to Mr. Couch on July 26, 2011.

PROPOSALS OF STOCKHOLDERS

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation and Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the stockholder proposal must be received by our Secretary at American Capital Agency Corp., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814, on or before November 21, 2012. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a stockholder proposal submitted outside of Rule 14a-8, including any nominations for the Board of Directors made by stockholders, to be considered at the 2013 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of an annual meeting.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of the seven director nominees, FOR the amendment to our Certificate of Incorporation to increase the total authorized number of shares of common stock from 300,000,000 to 600,000,000, FOR the amendment to our Certificate of Incorporation to increase the total authorized number of shares of preferred stock from 10,000,000 to 50,000,000, and FOR the ratification of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2012. Abstentions and “broker non-votes” will be counted as present for purposes of determining a quorum. Abstentions are counted against Proposals 2 and 3 but are not counted either “for” or “against” the other proposals presented to the stockholders. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals. As previously noted, brokers do not have discretionary authority to vote on Proposals 1 and 3. In tabulating the voting results on Proposals 1 and 3, broker non-votes will not have an effect on the outcome of Proposal 1, but will have the effect of counting against the outcome of Proposal 3.

FINANCIAL STATEMENTS AVAILABLE

A copy of our 2011 Annual Report on Form 10-K containing audited financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.

ALONG WITH THIS PROXY STATEMENT, WE WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2011. COPIES OF THIS DOCUMENT MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

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Electronic Voting Instructions

IMPORTANT ANNUAL MEETING INFORMATION

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You can vote by Internet or telephone

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 1, 2012.

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3 ADD 4

ADD 5

ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/agnc

• Follow the steps outlined on the secure website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card 1234 5678 9012 345

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

1. Election of Directors:

For Against Abstain

For Against Abstain

For Against Abstain

For Against Abstain

01—Robert M. Couch

02 - Morris A. Davis

03 - Randy E. Dobbs

04—Larry K. Harvey

05 - Alvin N. Puryear

06 - Malon Wilkus

07—Samuel A. Flax

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

For Against Abstain

For Against Abstain

2. To approve an amendment to our Amended and Restated

4. Ratification of appointment of Ernst & Young LLP as our Certificate of Incorporation to increase the total authorized independent public accountant for the year ending shares of our common stock from 300,000,000 to 600,000,000.

December 31, 2012.

3. To approve an amendment to our Amended and Restated

The proxies are authorized to vote in their discretion on Certificate of Incorporation to increase the total authorized any matter that may properly come before said meeting or shares of our preferred stock from 10,000,000 to 50,000,000. any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted — PLEASE SIGN HERE AND RETURN PROMPTLY.

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians,attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 7 3 B M 1 3 4 4 9 5 1

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Proxy — American Capital Agency Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL AGENCY CORP. TO BE HELD ON MAY 1, 2012.

The undersigned hereby appoints Samuel A. Flax and Richard Konzmann and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Tuesday, May 1, 2012, at 10:00 a.m. Eastern Time, and any adjournments thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and FOR the other proposals listed on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE